                                                           Exhibit No. EX-99.p.2

                              DELAWARE INVESTMENTS

                                 CODE OF ETHICS

CREDO
It is the duty of all Delaware Investment  employees,  officers and directors to conduct  themselves with  integrity,  and at all times to place the interests of shareholders  first.  In the  interest of this credo,  all  personal  securities transactions will be conducted  consistent with the Code of Ethics and in such a manner as to avoid any actual or potential  conflict of interest or any abuse of an individual's  position of trust and responsibility.  The fundamental standard of this Code is that personnel  should not take any  inappropriate  advantage of their positions.

Rule  17j-1  under the  Investment  Company  Act of 1940 (the  "Rule")  makes it unlawful for certain persons,  including any employee,  officer or director, any investment  adviser  and any  principal  underwriter,  in  connection  with  the purchase or sale by such  person of a security  held or to be acquired by a Fund or account:

(1)  To employ any device, scheme or artifice to defraud;

(2)  To make any untrue statement of a material fact or omit to state a material fact  necessary  in  order  to make the  statements  made,  in light of the circumstances in which they are made, not misleading;

(3)  To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

(4)  To engage in any manipulative practice.

The Rule also requires that each Delaware Investments' Adviser, sub-adviser, and principal  underwriter  adopt a  written  code of ethics  containing  provisions reasonably  necessary  to  prevent  certain  persons  from  engaging  in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

This  Code of Ethics  is being  adopted  by the  following  Delaware  Investment companies  (collectively  "Delaware") in compliance with the requirement of Rule
17j-1 and to effect the  purpose of the Credo set forth above and to comply with the  recommendations  of the Investment  Company  Institute's  Advisory Group on
Personal Investing:

    DELAWARE MANAGEMENT BUSINESS TRUST
    DELAWARE CAPITAL MANAGEMENT
    DELAWARE MANAGEMENT COMPANY
    DELAWARE INVESTMENT ADVISERS
    DELAWARE LINCOLN CASH MANAGEMENT
    DELAWARE DISTRIBUTORS, L.P.
    RETIREMENT FINANCIAL SERVICES, INC.
    DELAWARE SERVICE COMPANY, INC.
    DELAWARE MANAGEMENT TRUST COMPANY

DEFINITIONS:

"Access  person"  means  a  supervised   person  who  has  access  to  nonpublic
information  regarding clients' securities  transactions,  is involved in making securities  recommendations to clients,  who has access to such  recommendations that are  nonpublic,  or who has access to nonpublic  information  regarding the portfolio  holdings of affiliated mutual funds (see Appendix A) or any director, officer,  general partner or Advisory Person of a fund or of a fund's investment adviser,  or any  employee of a fund or of a fund's  investment  adviser who, in connection  with his or her regular  functions  or duties,  participates  in the selection  of a fund's  portfolio  securities  or who has access to  information regarding a fund's  future  purchases  or sales of portfolio  securities.  Those persons deemed Access Persons will be notified of this designation.

"Advisory  person" means any employee of the fund or investment  adviser who, in connection with his or her regular  functions or duties makes,  participates in, or obtains information regarding the purchase or sale of Covered Securities by a
Fund,  or whose  functions  relate  to the  making of any  recommendations  with respect to the purchase or sales.

"Affiliated  person"  means any  officer,  director,  partner,  or employee of a
Delaware Fund or any subsidiary of Delaware  Management  Holdings,  Inc. and any other person so designated by the Compliance Department.

"Beneficial  ownership"  shall be as defined  in  Section  16 of the  Securities
Exchange  Act of 1934  and  the  rules  and  regulations  thereunder.  Generally
speaking,   a  person  who,  directly  or  indirectly,   through  any  contract,
arrangement, understanding, relationship or otherwise, has or shares a direct or indirect  pecuniary  interest  in a  security,  is a  "beneficial  owner" of the security.  For example, a person is normally regarded as the beneficial owner of securities  held by  members of his or her  immediate  family  sharing  the same household.  Additionally,  ownership of derivative  securities  such as options, warrants  or  convertible  securities  which  confer  the right to  acquire  the underlying  security at a fixed price  constitutes  beneficial  ownership of the underlying security itself.

"Control"  shall mean  investment  discretion  in whole or in part of an account regardless  of beneficial  ownership,  such as an account for which a person has power of attorney or authority to effect transactions.

"De Minimis Purchases or Sales" shall mean purchases or sales by covered persons of up to 500 shares of stock in a company that is in the Standard and Poor's 500
Index provided that Delaware has not traded more than 10,000 shares of that same stock  during the last two  trading  days and there are no open  orders for that stock on the Trading Desk.

"High Quality  Short-Term Debt Instruments" shall mean any instrument that has a maturity  at  issuance of less that 366 days and that is rated in one of the two
highest  rating  categories  by  a  Nationally  Recognized   Statistical  Rating
Organization.

"Investment  Personnel" means any employee,  other than a Portfolio Manager who, in connection  with his/her regular  functions or duties,  makes or participates in,  the  making  of  investment  decisions  affecting  an  investment  company.
Investment  Personnel  also  include the staff who  support a Portfolio  Manager including analysts,  administrative  assistants,  etc.  Investment  Personnel by definition are Access Persons.

"Managed  Accounts"  means an account that is  professionally  managed through a wrap program.  Managed  Accounts  require  pre-approval  through the  Compliance
Department  prior to starting up the account.  The  Compliance  Department  will consider the facts and circumstances of the account, including the functions and duties of the employees,  when approving or denying such accounts.  In addition, preclearance is exempt with Managed Accounts,  however, all trades still require reporting and duplicate  statements and confirmations are required to be sent to the Compliance  Department.  Preclearance is only exempt for trades initiated by the wrap manager. All trades initiated by the employee require preclearance.

"Portfolio  Manager"  means any person who, in connection  with his/her  regular functions  or  duties,  makes or  participates  in,  the  making  of  investment decisions effecting an investment company.  Portfolio Managers by definition are access persons.

"Security"  shall  have the  meaning  as set forth in  Section  2(a)(36)  of the
Investment  Company Act of 1940,  except  that it shall not  include  securities issued or  guaranteed  by the  government  of the United States or by any of its federal agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, unit  investment  trusts,  shares of open-end  registered  investment  companies
(other  than  mutual  funds for which  Delaware  Investments  is the adviser and sub-adviser,  see Appendix A for a list of these Funds,  excluding  money market funds),  and municipal fund securities  (i.e. 529 Plans) (other than the TAP 529
Plan).  In addition,  the  purchase,  sale or exercise of a derivative  security shall constitute the purchase or sale of the underlying  security.  However, the purchase  or sale of the debt  instrument  of an issuer  which does not give the holder the right to  purchase  the  issuer's  stock at a fixed  price,  does not constitute a purchase or sale of the issuer's stock.

Security being  "considered  for purchase or sale" or "being  purchased or sold"
means when a  recommendation  to purchase or sell the security has been made and communicated  to the  Trading  Desk and with  respect to the  person  making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

Security  "held or to be acquired" by an account means (i) any covered  security which,  within  the most  recent  fifteen  days  (a) is or has been  held by the account;  or (b) is  being,  or  has  been,  considered  by the  account  or its investment adviser for purchase by the account;  and (ii) any option to purchase or sell,  and any  security  convertible  into or  exchangeable  for,  a covered security.

PROHIBITED ACTIVITIES

I.   The following restrictions apply to all Affiliated Persons, Access Persons,
     Investment Personnel and Portfolio Managers.

(a) No Affiliated Person, Access Person,  Investment Person or Portfolio Manager
shall engage in any act, practice or course of conduct,  which would violate the provisions of Rule 17j-1 set forth above.

(b) No Affiliated Person, Access Person,  Investment Person or Portfolio Manager
shall purchase or sell,  directly or  indirectly,  any security which to his/her knowledge is being actively considered for purchase or sale by Delaware;  except that this prohibition shall not apply to:

     (A)  purchases  or sales that are  nonvolitional  on the part of either the
     Person or the Account;
     (B) purchases which are part of an automatic dividend reinvestment plan;
     (C) purchases  effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
     (D) other  purchases  and sales  specifically  approved by the President or
     Chief Executive Officer,  with the advice of the General Counsel and/or the
     Compliance   Director,   and  deemed  appropriate  because  of  unusual  or
     unforeseen circumstances.  A list of securities excepted will be maintained by the Compliance Department.
     (E) purchases or sales made by a wrap manager in an Affiliated  Person's or
     Access Person's managed  account,  provided that such purchases or sales do not reflect a pattern of conflict.

(c) Except for trades  that meet the  definition  of de minimis,  no  Affiliated
Person, Access Person,  Investment Person or Portfolio Manager may execute a buy or sell  order for an  account in which he or she has  beneficial  ownership  or control until the third trading day following the execution of a Delaware buy or sell order in that same security.

(d) No  Affiliated  Person or Access  Person  may  purchase  an  initial  public offering (IPO) without first receiving preclearance.

(e) No Affiliated Person, Access Person, Investment Person or Portfolio Managers
may purchase any private  placement without express PRIOR written consent by the
Compliance Department.  All private placement holdings are subject to disclosure to the Compliance Department.  Any Affiliated Person, Access Person,  Investment
Person  or  Portfolio  Manager  that  holds a  private  placement  must  receive permission from the Compliance or Legal  Departments  prior to any participation by such person in Delaware's consideration of an investment in the same issuer.

(f) Despite any fault or  impropriety,  any  Affiliated  Person,  Access Person,
Investment Person or Portfolio Manager who executes a buy or sell for an account in which he/she has beneficial  ownership or control either (i) before the third trading day following the execution of a Delaware order in the same security, or
(ii) when there are pending  orders for a Delaware  transaction  as reflected on the open  order  blotter,  shall  forfeit  any  profits  made  (in the  event of purchases)  or loss  avoided  (in the  event  of  sales),  whether  realized  or unrealized,  in the period from the date of the personal  transaction to the end of the proscribed trading period.  Payment of the amount forfeited shall be made by check or in cash to a charity of the person's  choice and a copy of the check or receipt must be forwarded to the Compliance Department.

(g) Except for Managed Accounts meeting the provisions of Section I(b)(E) above, each  Affiliated  Person  or  Access  Person's  personal  transactions  must  be precleared by using the Personal  Transaction  System.  The information  must be submitted prior to entering any orders for personal  transactions.  Preclearance is only valid for the day the request is submitted. If the order is not executed the same day,  the  preclearance  request  must be  resubmitted.  Regardless  of preclearance, all transactions remain subject to the provisions of (f) above.

(h) All Mutual Funds that are now subject to the Code of Ethics will be required to be held for a minimum of 60 days before selling the fund at a profit. Closing positions at a loss is not prohibited.

II.  In  addition  to  the  requirements  noted  in  Section  I,  the  following additional  restrictions  apply to all  Investment  Personnel and Portfolio
     Managers.

(a)  All  Investment  Personnel  and  Portfolio  Managers  are  prohibited  from purchasing any initial public offering (IPO).

(b)  Short  term  trading  resulting  in a profit  is  prohibited.  All  opening positions  must be held for a period of 60 days, in the  aggregate,  before they can be closed at a profit.  Any short term  trading  profits  are subject to the disgorgement  procedures  outlined  above  and at the  maximum  level of  profit obtained. The closing of positions at a loss is not prohibited.

(c)  All  Investment  Personnel  and  Portfolio  Managers  are  prohibited  from receiving  anything  of more than a de  minimis  value from any person or entity that does business  with or on behalf of any account or client.  Things of value may  include,  but  not  be  limited  to,  travel  expenses,  special  deals  or incentives.

(d) All  Investment  Personnel  and  Portfolio  Managers  require  PRIOR written approval  from the Legal or Compliance  Department  before they may serve on the board of directors of any public company.

III. In addition to the  requirements  noted in Sections I and II, the following additional restrictions apply to all Portfolio Managers.

(a) No  Portfolio  Manager  may  execute a buy or sell order for an account  for which he/she has beneficial ownership within seven calendar days before or after an investment  company or separate  account that he/she  manages  trades in that security.

(b) Despite  any fault or  impropriety,  any  Portfolio  Manager who  executes a personal  transaction  within seven  calendar days before or after an investment company or separate  account that he/she manages trades in that security,  shall forfeit any profits  made (in the event of  purchases)  or loss  avoided (in the event of sales), whether realized or unrealized,  in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the  amount  forfeited  shall be made by check  or in cash to a  charity  of the person's  choice and a copy of the check or  receipt  must be  forwarded  to the
Compliance Department.

REQUIRED REPORTS

I.   The following  reports are required to be made by all  Affiliated  Persons,
     Access Persons, Investment Personnel, Portfolio Managers.

(a) Disclose  brokerage  relationships  at employment and at the time of opening any new account.

(b) Direct their  brokers to supply to the  Compliance  Department,  on a timely basis,  duplicate copies of all  confirmations and statements for all securities accounts and Managed Accounts.

(c) All Delaware  Investments  Mutual Funds and Optimum Fund Trust accounts will be required to be held in-house.

(d) Each quarter,  no later than 20 days after the end of the calendar  quarter, submit to the Compliance  Department a personal  transaction summary showing all transactions  in  securities  in accounts  which such person has or acquires any direct or indirect beneficial ownership.  Each Director who is not an interested person shall submit the  quarterly  reports only for  transactions  where at the time  of the  transaction  the  director  knew,  or in the  ordinary  course  of fulfilling his official duties as a director should have known,  that during the fifteen day period  immediately  preceding  the date of the  transaction  by the director,  such  security was  purchased  or sold by the  Account's or was being considered for purchase or sale by the Account's.

Every report will contain the following information:
     (i) the date of the transaction,  the name and the number of shares and the principal amount of each security involved;
     (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);
     (iii) the price at which the transaction was effected;
     (iv) the name of the broker, dealer or bank effecting the transaction.

(e) All  Affiliated  Persons  must  annually  certify  that  they  have read and complied with this Code of Ethics and all disclosure and reporting  requirements contained therein.

II.  In  addition  to the above  reporting  requirements,  all  Access  Persons,
     Investment Personnel and Portfolio Managers must:

(a)  Provide an initial holdings report no later than 30 days upon  commencement of employment that discloses all personal securities holdings.

(b)  Provide an annual  holdings  report  containing  information  regarding all personal securities  holdings.  This report must be current as of a date no more than 45 days before the report is submitted.

ADMINISTRATIVE PROCEDURES

(a) The Compliance  Department of Delaware will identify all Affiliated Persons,
Access Persons, Investment Personnel and Portfolio Managers and will notify them of this  classification  and their  obligations  under this Code. The Compliance
Department   will  also  maintain   procedures   regarding  the  review  of  all
notifications  and reports  required to be made pursuant to Rule 17j-1 under the
Investment Company Act of 1940, Rule 204A-1 under the Investment Advisers Act of
1940, or this Code and the Compliance  Department will review all  notifications and reports, such as portfolio holdings and securities transaction reports.

(b) The Legal or  Compliance  Department  shall  report to the Chief  Compliance
Officer and the President or Chief Executive Officer any apparent  violations of the  prohibitions  or reporting  requirements  contained in this Code of Ethics.
Such Chief Executive Officer or President, or both, will review the reports made and  determine  whether  or not the Code of Ethics has been  violated  and shall determine what sanctions,  if any, should be imposed in addition to any that may already have been imposed.  On a quarterly  basis,  a summary report of material violations  of the Code and the  sanctions  imposed will be made to the Board of
Directors or Committee of Directors created for that purpose.  In reviewing this report, the Board will consider whether the appropriate  sanctions were imposed.
When the Legal  Department finds that a transaction  otherwise  reportable above could  not  reasonably  be  found  to  have  resulted  in  a  fraud,  deceit  or manipulative  practice in violation of Rule 17j-1(b), it may, in its discretion, lodge a written memorandum of such finding in lieu of reporting the transaction.

(c) All material purchases and sales  specifically  approved by the President or
Chief  Executive  Officer in  accordance  with Section  (I)(b)(D) of  Prohibited
Activities,  as  described  herein,  shall be  reported to the Board at its next regular meeting.

(d) The Board of Directors,  including a majority of independent directors, must approve  the  Fund's  Code,  as well as the Code of any  adviser  and  principal underwriter.  If an adviser or underwriter makes a material changes to its code, the Board must approve the  material  change  within six months.  The Board must base its approval of a code of ethics,  or a material  change to a code,  upon a determination that the code contains provisions  reasonable necessary to prevent
"access persons" from violating the anti-fraud provisions of the Rule 17j-1.

(e) At least once a year,  the Board must be provided a written report from each
Rule 17j-1 organization that (1) describes issues that arose during the previous year under the code or  procedures  applicable  to the Rule 17j-1  organization, including,  but not limited to,  information  about  material  code or procedure violations and sanctions  imposed in response to those  material  violations and
(2) certifies to the Fund's board that the Rule 17j-1  organization  has adopted procedures reasonably necessary to prevent its access persons from violating its
Code of Ethics.

                 Addendum to Delaware Investments Code of Ethics

Effective April 1, 2001, the Delaware Investments Code of Ethics (the "Code") is
being amended to reflect the  integration  of the former Lincoln 401K Group into
Retirement Financial Services,  Inc. All employees of this Fort Wayne based unit are  "affiliated  persons"  under the Code and  consequently  are subject to all applicable  requirements  except  that they will not be subject to  requirements specified in Part I, Prohibited Activities,  Sections (b) (other than the Mutual
Funds  listed  in  Appendix  A which  will  require  preclearance)  through  (e)
inclusive.

Appendix A - List of Mutual Funds subject to the Code of Ethics

o    All Delaware Investments Family of Funds
o    All Optimum Fund Trust Funds
o    All Lincoln National VIP Funds
o    Diversified Investment Advisers - Small Cap Growth Fund
o    First Tennessee - First Funds Capital Appreciation
o    First Tennessee - First Horizon Capital Appreciation
o    Frank Russell Investment Company - Fixed Income I Fund
o    Frank Russell Investment Company - Fixed Income III Fund
o    Frank Russell Investment Company - Multistrategy Bond Fund
o    Frank Russell Trust Company - Russell Common Trust Core Bond Fund
o    Frank Russell  Company Limited - Frank Russell  Multi-Strategy  Global Bond
     Fund
o    Frank Russell Company Limited - Frank Russell  Investment Company plc - The
     U.S. Bond Fund
o    Mercantile Capital Opportunities Fund
o    MLIG Roszel/Delaware Small Cap Portfolio
o    MLIG Roszel/Delaware Trend Portfolio
o    SEI Institutional Investments Trust - Small Cap Fund
o    SEI Institutional Investments Trust - Small/Mid Cap Equity Fund
o    SEI Institutional Managed Trust - Small Cap Growth Fund
o    SEI Institutional Managed Trust - Tax Managed Small Cap Fund
o    UBS Pace Small/Medium Co Growth Equity Fund